CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-89389 on Form N-1A of our report dated December 19, 2005 relating to the financial statements and financial highlights of Merrill Lynch Large Cap Series Funds, Inc. (the “Series”) (to be renamed BlackRock Large Cap Series Funds, Inc.), including Merrill Lynch Large Cap Value Fund (to be renamed BlackRock Large Cap Value Fund), Merrill Lynch Large Cap Core Fund (to be renamed BlackRock Large Cap Core Fund), and Merrill Lynch Large Cap Growth Fund (to be renamed BlackRock Large Cap Growth Fund), and of our report dated December 19, 2005 relating to the financial statements and financial highlights of Master Large Cap Series Trust (the “Trust”), including Master Large Cap Value Portfolio, Master Large Cap Core Portfolio and Master Large Cap Growth Portfolio, appearing in the corresponding Annual Reports on Form N-CSR of the Series and of the Trust for the year ended October 31, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 19, 2006